UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2005, the Registrant entered into an agreement with the ABC television network pursuant to which the expiration date of each of the affiliation agreements between ABC and the Registrant’s WKRN, WATE, WBAY, WRIC and WTEN television stations was extended through July 29, 2005.  All other terms of these agreements remain unchanged.  These agreements had been scheduled to expire June 30, 2005.

Item 8.01. Other Events.

On July 1, 2005, the Registrant issued a press release updating its 2005 revenue and station operating performance guidance issued on May 6, 2005.  A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

This press release contains disclosure of station operating performance, which is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Disclosure regarding management’s reasons for presenting this non-GAAP measure appears in the press release under the heading “Use of Non-GAAP Measures.”

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2005

Young Broadcasting Inc.

By:

  /s/ James A. Morgan

James A. Morgan

Executive Vice President